UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2022

Graf Acquisition Corp. IV

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1790 Hughes Landing Blvd., Suite 400 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(346) 442-0819

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	GFOR.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	GFOR	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50	GFOR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2022, each of Anantha Ramamurti (Chief Financial Officer and Treasurer), Gus Garcia (Co-President and member of the Company’s board of directors (the “Board”)), and Lewis Silberman (Co-President and member of the Board), notified Graf Acquisition Corp. IV (the “Company”) of their respective intentions to resign from each of their respective capacities as directors effective May 6, 2022 and officers effective May 11, 2022. Messrs. Ramamurti, Garcia, and Silberman did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies, or practices. The Company will announce replacements for the Chief Financial Officer and Treasurer and director roles in due course.

The Company expects to enter into consulting agreements with each of Messrs. Ramamurti, Garcia, and Silberman, which shall become effective immediately after the effective date of their resignations as officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAF ACQUISITION CORP. IV

By:	/s/ James A. Graf
	Name:	James A. Graf
	Title:	Chief Executive Officer

Date: May 5, 2022

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